March 31, 1994

VIA ELECTRONIC TRANSMISSION

Filer Support, EDGAR
Securities and Exchange Commission
Operations Center, Stop 0-7
6432 General Green Way
Alexandria, VA 22312

             Re:   The Travelers Inc.
                   Annual Report on Form 10-K
                   for the fiscal year ended December 31, 1993
                   -------------------------------------------


Ladies and Gentlemen:

             Transmitted herewith on behalf of The Travelers Inc. (the "Company"), is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the "Annual Report"), including the exhibits thereto. Pursuant to Item 202 of Regulation S-T regarding Continuing Hardship Exemptions, Exhibit 28.01 to the Annual Report has been filed in paper under cover of Form SE.

             A filing fee in the amount of $250.00 has been paid.

             Please feel free to call me at (212) 891-8937 if you have any comments or questions regarding the Annual Report.

             Thank you.

                                        Very truly yours,

                                        /s/ Marla A. Berman
                                        -------------------
                                        Marla A. Berman
                                        Assistant General Counsel